UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 26, 2007

                                  NEOSTEM, INC.
             (Exact name of registrant as specified in its charter)


                Delaware                0-10909                 22-2343568
            (State Or Other           (Commission             (IRS Employer
             Jurisdiction Of          File Number)          Identification No.)
              Incorporation)

        420 Lexington Avenue, Suite 450
              New York, New York                                       10170
--------------------------------------------------------------------------------
   (Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (212)-584-4814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Item 3.02.        Unregistered Sales of Equity Securities.

         On each of January 26, 2007 and February 1, 2007, NeoStem, Inc. (the "Company") entered into Subscription Agreements (the "Subscription Agreements") with the accredited investors listed therein (the "Investors") totaling 31 Investors. Pursuant to the Subscription Agreements, the Company issued to each Investor units (the "Units") comprised of two shares of its common stock, par value $.001 per share (the "Common Stock"), one redeemable seven-year warrant to purchase one share of Common Stock at a purchase price of $.80 per share and one non-redeemable seven-year warrant to purchase one share of Common Stock at a purchase price of $.80 per share (together, the "Warrants"), at a per-Unit price of $1.00. The Company issued an aggregate of 2,220,000 Units to Investors, for an aggregate purchase price of $2,220,000.

         Pursuant to the Company's agreement with Emerging Growth Equities, Ltd. ("EGE"), the placement agent for the private placement, the Company paid to EGE a cash fee equal to $160,075 and is reimbursing them for certain expenses not to exceed $50,000. The Company also issued to them warrants to purchase 160,075 Units.

         Pursuant to the terms of the Subscription Agreements, the Company will prepare and file, no later than ten days after the filing of the Company's
Annual Report on Form 10-K, a Registration Statement with the SEC to register the shares of Common Stock issued to Investors and the shares of Common Stock underlying the Warrants.

         The Investor's execution of the Subscription Agreements was conditioned upon entry by the Company's Board of Directors and executive officers into a lock-up agreement, pursuant to which such directors and officers will not, without the consent of EGE, sell or transfer their Common Stock until the earlier of: (a) six months following the effective date of the Registration Statement filed to register the shares underlying the Units, or (b) twelve months following the sale of the Units.

         The sales of the above securities were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D thereunder.


Item 5.06         Change in Shell Company Status.

         As previously reported in a Current Report on Form 8-K, in January 2006 the Company completed an acquisition of the assets of NS California, a California corporation ("NS California"), relating to NS California's business of collecting and storing adult stem cells (the "Stem Cell Business"). The purchase price consisted of 500,000 shares of Common Stock, subject to reduction under certain circumstances, plus the assumption of certain enumerated liabilities of NS California and liabilities under assumed contracts. Effective with the acquisition, the Stem Cell Business of NS California became the Company's principal business, rather than its historic business of providing capital and business guidance to companies in the healthcare and life science industries.

         Further, as previously reported in Current Reports on Form 8-K, since the acquisition of the assets of NS California the Company has been issued a new biologics license from the State of California, has entered into an agreement with Ronald Rothenberg, M.D. for the operation of a collection center for adult stem cells in Encinitas, California, which has commenced operations, and has entered into an agreement with HemaCare Corporation ("Hemacare") pursuant to which HemaCare will provide the Company with, among other things, exclusive collection services for the procurement of adult stem cells from peripheral blood for the purpose of long-term storage, operating procedures and assistance in training and opening additional collection facilities. The Company also engaged in various capital raising activities to finance the Stem Cell Business, raising approximately $3.6 million in 2006 and $2.2 million to date in 2007 through the sale of Common Stock, warrants and convertible promissory notes.

     The Company believes that, as a result of its current operations and the completion of the transactions described above, it has ceased to be a "shell company" as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 9.01.        Financial Statements and Exhibits.

(d)  Exhibits.
     ---------

         Exhibit 10.1 Form of Subscription Agreement among NeoStem, Inc, Emerging Growth Equities, Ltd. and certain investors listed therein.

         Exhibit 10.2 Form of Redeemable Warrant to Purchase Shares of Common Stock of NeoStem, Inc.

         Exhibit 10.3 Form of Non-Redeemable Warrant to Purchase Shares of Common Stock of NeoStem, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  NEOSTEM, INC.



                                  By:      /s/ Catherine M. Vaczy
                                           -------------------------------------
                                           Catherine M. Vaczy
                                           VP and General Counsel




Dated: February 1, 2007

                                  EXHIBIT INDEX
                                  -------------


Exhibit Number             Description
--------------             -----------

         Exhibit 10.1 Form of Subscription Agreement among NeoStem, Inc, Emerging Growth Equities, Ltd. and certain investors listed therein.

         Exhibit 10.2 Form of Redeemable Warrant to Purchase Shares of Common Stock of NeoStem, Inc.

         Exhibit 10.3 Form of Non-Redeemable Warrant to Purchase Shares of Common Stock of NeoStem, Inc.